UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

December 18, 2014

SUMMIT HEALTHCARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-52566	73-1721791
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 South Pointe Drive, Suite 100, Lake Forest, California 92630

(Address of principal executive offices)

(949) 535-2022

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01	Entry Into a Material Definitive Agreement

On September 24, 2014, Summit Healthcare REIT, Inc. (“we” or the “Company”) entered into a Purchase and Sale Agreement (the “PSA”) with an unaffiliated third party, Whitbrit, LLC, to acquire a 91-bed skilled nursing and independent living facility known as Gateway Care and Retirement Center in Portland, Oregon for $11,250,000. On December 18, 2014, we became obligated under the PSA to acquire the facility. We intend to fund this acquisition with cash on hand plus borrowings from one or more third party lenders.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1         Purchase and Sale Agreement between Summit Healthcare REIT, Inc. and Whitbrit, LLC, dated as of September 24, 2014.

10.2        First Amendment to Purchase and Sale Agreement between Summit Healthcare REIT, Inc. and Whitbrit, LLC, dated as of December 15, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT HEALTHCARE REIT, INC.

By:	/s/ Elizabeth A. Pagliarini
Name: Elizabeth A. Pagliarini
Title: Chief Financial Officer

Dated: December 23, 2014